Exhibit (h)(2)(xxii)

AMENDMENT NO. 9

FOURTH AMENDED AND RESTATED EXPENSE LIMITATION AGREEMENT

Amendment No. 9 to the Fourth Amended and Restated Expense Limitation Agreement, dated as of May 1, 2007, between AXA Equitable Life Insurance Company (“AXA Equitable” or the “Manager”) and EQ Advisors Trust (the “Trust”) (“Amendment No. 9”).

The Manager and Trust hereby agree to modify and amend the Fourth Amended and Restated Expense Limitation Agreement dated as of May 1, 2002, as amended, (“Agreement”) between them as follows:

1.	Amendment No. 9 includes provisions for a new portfolio of the Trust (the EQ/Franklin Templeton Founding Strategy Portfolio), updates the names of certain existing Portfolios, and revises the maximum annual operating expense limit for the EQ/Van Kampen Real Estate Portfolio.

2.

MarketPLUS Portfolios. Effective as of May 25, 2007, the EQ/Capital Guardian International Portfolio, EQ/FI Mid Cap Value Portfolio and EQ/MFS Investors Trust Portfolio will convert to the MarketPLUS International Core Portfolio, MarketPLUS Mid Cap Value Portfolio and MarketPLUS Large Cap Core Portfolio, respectively, and the maximum annual operating expense limit for each such Portfolio will be revised as set forth in Appendix A hereto. In addition, the MarketPLUS Large Cap Growth Portfolio will be added to the Agreement.

3.	Schedule A. Schedule A to the Agreement, which sets forth the Portfolios of the Trust, is hereby replaced in its entirety by Amendment No. 9 to Schedule A attached hereto.

4.	Schedule B. Schedule B to the Agreement, which sets forth the reimbursement periods for each of the Portfolios of the Trust is hereby replaced in its entirety by the Amendment No. 9 to Schedule B attached hereto.

Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment No. 9 as of the date first above set forth.

EQ ADVISORS TRUST		AXA EQUITABLE LIFE INSURANCE COMPANY

By:	/s/ Kenneth T. Kozlowski	By:	/s/ Steven M. Joenk
	Kenneth T. Kozlowski Chief Financial Officer and Treasurer		Steven M. Joenk Senior Vice President

SCHEDULE A

AMENDMENT NO. 9

FOURTH AMENDED AND RESTATED EXPENSE LIMITATION AGREEMENT

MAXIMUM ANNUAL OPERATING EXPENSE LIMITS

This Agreement relates to the following Portfolios of the Trust:

Portfolios	Maximum Annual Operating Expense Limit
		(including amounts payable pursuant to Rule 12b-1)
	Class IA	Class IB
EQ/AllianceBernstein International Portfolio	0.85%	1.10%
EQ/AllianceBernstein Large Cap Growth Portfolio	0.80%	1.05%
EQ/AllianceBernstein Value Portfolio	0.70%	0.95%
EQ/Ariel Appreciation II Portfolio	0.90%	1.15%
EQ/AXA Rosenberg Value Long/Short Portfolio	1.74%*	1.99%*
EQ/Calvert Socially Responsible Portfolio	0.80%	1.05%
EQ/Capital Guardian Growth Portfolio	0.70%	0.95%
EQ/Capital Guardian International Portfolio**	0.95%	1.20%
EQ/Capital Guardian Research Portfolio	0.70%	0.95%
EQ/Capital Guardian U.S. Equity Portfolio	0.70%	0.95%
EQ/Davis New York Venture Portfolio	1.05%	1.30%
EQ/Evergreen International Bond Portfolio	0.90%	1.15%
EQ/Evergreen Omega Portfolio	0.90%	1.15%
EQ/FI Mid Cap Portfolio	0.75%	1.00%
EQ/FI Mid Cap Value Portfolio**	0.85%	1.10%
EQ/Franklin Income Portfolio	1.05%	1.30%
EQ/Franklin Small Cap Value Portfolio	1.05%	1.30%
EQ/Franklin Templeton Founding Strategy	0.00%	0.25%
EQ/International ETF Portfolio	0.40%	0.65%
EQ/Janus Large Cap Growth Portfolio	0.90%	1.15%
EQ/JPMorgan Core Bond Portfolio	0.60%	0.85%
EQ/JPMorgan Value Opportunities Portfolio	0.70%	0.95%
EQ/Legg Mason Value Equity Portfolio	0.75%	1.00%
EQ/Lord Abbett Growth and Income Portfolio	0.75%	1.00%
EQ/Lord Abbett Large Cap Core Portfolio	0.75%	1.00%
EQ/Lord Abbett Mid Cap Value Portfolio	0.80%	1.05%
EQ/Marsico Focus Portfolio	0.90%	1.15%
EQ/MFS Investors Trust Portfolio**	0.70%	0.95%
EQ/Mercury Basic Value Equity Portfolio (to be known as EQ/BlackRock Basic Value Equity Portfolio)**	0.70%	0.95%
EQ/Mercury International Value Portfolio (to be known as EQ/BlackRock International Value Portfolio)**	1.00%	1.25%
EQ/Mutual Shares Portfolio	1.05%	1.30%
EQ/Oppenheimer Global Portfolio	1.10%	1.35%
EQ/Oppenheimer Main Street Opportunity Portfolio	1.05%	1.30%
EQ/Oppenheimer Main Street Small Cap Portfolio	1.05%	1.30%
EQ/Small Cap Value Portfolio	0.85%	1.10%
EQ/Small Company Index Portfolio	0.60%	0.85%
EQ/Templeton Growth Portfolio	1.10%	1.35%
EQ/Van Kampen Comstock Portfolio	0.75%	1.00%
EQ/Van Kampen Emerging Markets Equity Portfolio	1.55%	1.80%
EQ/Van Kampen Mid Cap Growth Portfolio	0.80%	1.05%

Portfolios	Maximum Annual Operating Expense Limit
		(including amounts payable pursuant to Rule 12b-1)
	Class IA	Class IB
EQ/Van Kampen Real Estate Portfolio	1.01%	1.26%
EQ/Wells Fargo Montgomery Small Cap Portfolio	1.05%	1.30%
MarketPLUS International Core Portfolio**	0.85%	1.10%
MarketPLUS Mid Cap Value Portfolio**	0.75%	1.00%
MarketPLUS Large Cap Growth Portfolio**	0.70%	0.95%
MarketPLUS Large Cap Core Portfolio**	0.70%	0.95%

*	Reflects contractual limitations by Manager to waive its management fee and/or bear certain expenses, excluding dividend expense.
**	Effective as of May 25, 2007

SCHEDULE B

AMENDMENT NO. 9

FOURTH AMENDED AND RESTATED EXPENSE LIMITATION AGREEMENT

REIMBURSEMENT PERIOD

Five Year Reimbursement Period:

EQ/AllianceBernstein Value Portfolio

EQ/BlackRock Basic Value Equity Portfolio*

(formerly, the EQ/Mercury Basic Value Equity Portfolio)

EQ/BlackRock International Value Portfolio*

(formerly, the EQ/Mercury International Value Portfolio)

EQ/Evergreen Omega Portfolio

EQ/FI Mid Cap Value Portfolio

EQ/JPMorgan Core Bond Portfolio

EQ/Small Cap Value Portfolio

EQ/MFS Investors Trust Portfolio

EQ/Van Kampen Emerging Markets Equity Portfolio

EQ/Capital Guardian Growth Portfolio

(formerly, EQ/Putnam Growth & Income Value Portfolio)

EQ/JPMorgan Value Opportunities Portfolio

(formerly, EQ/Putnam Voyager Portfolio)

EQ/Small Company Index Portfolio

MarketPLUS Mid Cap Value Portfolio*

(formerly, the EQ/FI Mid Cap Value Portfolio)

MarketPLUS Large Cap Core Portfolio*

(formerly, the EQ/MFS Investors Trust Portfolio)

Three Year Reimbursement Period:

EQ/AllianceBernstein International Portfolio

EQ/AllianceBernstein Large Cap Growth

Portfolio

EQ/Ariel Appreciation II Portfolio

EQ/Calvert Socially Responsible Portfolio

EQ/Capital Guardian International Portfolio

EQ/Capital Guardian Research Portfolio

EQ/Capital Guardian U.S. Equity Portfolio

EQ/Evergreen International Bond Portfolio

EQ/FI Mid Cap Portfolio

EQ/Janus Large Cap Growth Portfolio

EQ/Legg Mason Value Equity Portfolio

EQ/Lord Abbett Growth and Income Portfolio

EQ/Lord Abbett Mid Cap Value Portfolio

EQ/Lord Abbett Large Cap Core Portfolio

EQ/Marsico Focus Portfolio

EQ/Van Kampen Comstock Portfolio

EQ/Van Kampen Mid Cap Growth Portfolio

EQ/Wells Fargo Montgomery Small Cap Portfolio

EQ/AXA Rosenberg Value Long/Short Portfolio

EQ/Davis New York Venture Portfolio

EQ/Franklin Income Portfolio

EQ/Franklin Small Cap Value Portfolio

EQ/Franklin Templeton Founding Strategy Portfolio

EQ/Mutual Shares Portfolio

EQ/Oppenheimer Global Portfolio

EQ/Oppenheimer Main Street Opportunity Portfolio

EQ/Oppenheimer Main Street Small Cap Portfolio

EQ/Templeton Growth Portfolio

EQ/Van Kampen Real Estate Portfolio

EQ/International ETF Portfolio

MarketPLUSsm International Core Portfolio*

MarketPLUSsm Large Cap Growth Portfolio*

*Effective May 25, 2007